Exhibit 99.1

2010 New Segment Data By Quarter

	2010
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
Net Sales:
Packaging	$43,600	$45,520	$44,490	$37,560	$171,170
Energy	32,320	30,370	31,710	34,700	129,100
Aerospace & Defense	17,080	17,220	19,170	20,460	73,930
Engineered Components	30,480	36,700	40,680	45,330	153,190
Cequent Asia Pacific	20,300	18,460	18,280	18,950	75,990
Cequent North America	76,280	103,790	93,550	65,650	339,270
Total	$220,060	$252,060	$247,880	$222,650	$942,650

Gross Profit:
Packaging	$16,930	$18,870	$18,250	$16,000	$70,050
Energy	9,370	8,860	8,920	9,780	36,930
Aerospace & Defense	7,140	6,140	6,750	7,580	27,610
Engineered Components	5,710	8,500	8,480	9,190	31,880
Cequent Asia Pacific	5,390	5,370	4,650	5,040	20,450
Cequent North America	18,520	30,570	27,440	16,900	93,430
Total	$63,060	$78,310	$74,490	$64,490	$280,350

Selling, General and Administrative:
Packaging	$4,810	$5,060	$5,010	$5,570	$20,450
Energy	5,140	4,780	5,820	6,430	22,170
Aerospace & Defense	3,280	2,330	1,390	2,510	9,510
Engineered Components	2,900	3,290	3,870	3,890	13,950
Cequent Asia Pacific	1,730	2,020	2,210	2,440	8,400
Cequent North America	14,060	17,790	16,450	17,240	65,540
Corporate expenses	5,780	6,100	6,510	6,320	24,710
Total	$37,700	$41,370	$41,260	$44,400	$164,730

Operating Profit (Loss):
Packaging	$11,860	$13,480	$13,140	$10,230	$48,710
Energy	4,190	4,070	3,100	3,340	14,700
Aerospace & Defense	3,860	3,810	5,350	5,070	18,090
Engineered Components	2,800	5,210	4,500	4,890	17,400
Cequent Asia Pacific	3,660	3,330	2,430	2,630	12,050
Cequent North America	4,460	12,720	11,000	(340)	27,840
Corporate expenses	(5,780)	(6,100)	(6,510)	(6,320)	(24,710)
Total	$25,050	$36,520	$33,010	$19,500	$114,080

Capital Expenditures:
Packaging	$220	$580	$860	$3,540	$5,200
Energy	950	560	1,060	1,090	3,660
Aerospace & Defense	510	260	630	450	1,850
Engineered Components	490	910	1,350	1,580	4,330
Cequent Asia Pacific	110	90	1,030	2,300	3,530
Cequent North America	290	240	810	1,760	3,100
Corporate	20	20	100	90	230
Total	$2,590	$2,660	$5,840	$10,810	$21,900

Depreciation and Amortization:
Packaging	$3,240	$3,200	$3,190	$3,010	$12,640
Energy	510	460	420	570	1,960
Aerospace & Defense	660	680	420	570	2,330
Engineered Components	1,010	1,060	1,340	1,320	4,730
Cequent Asia Pacific	700	690	680	750	2,820
Cequent North America	3,440	3,320	3,140	3,210	13,110
Corporate	30	20	30	40	120
Total	$9,590	$9,430	$9,220	$9,470	$37,710

Adjusted EBITDA:
Packaging	$14,920	$16,420	$16,010	$13,180	$60,530
Energy	4,650	4,450	3,540	4,000	16,640
Aerospace & Defense	4,520	4,490	5,770	5,640	20,420
Engineered Components	3,820	6,650	5,840	6,230	22,540
Cequent Asia Pacific	4,360	3,880	3,240	3,320	14,800
Cequent North America	7,760	15,970	14,080	2,770	40,580
Corporate expenses	(5,900)	(6,040)	(6,450)	(6,430)	(24,820)
Subtotal from continuing operations	$34,130	$45,820	$42,030	$28,710	$150,690
Discontinued operations	(330)	9,940	40	(3,500)	6,150
Total	$33,800	$55,760	$42,070	$25,210	$156,840